SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2007

Structured Products Corp.

on behalf of

TIERS Inflation-Linked Trust 2004-21

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32181	13-3692801
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

388 Greenwich Street New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-816-7496

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On April 11, 2007, Citigroup Financial Products Inc. (“CFPI”) entered into an agreement whereby Citigroup Global Markets Holdings Inc. (“CGMHI”) was replaced by Citigroup Inc. as guarantor on behalf of CFPI in connection with the swap entered into between CFPI and U.S. Bank Trust National Association (the “Trustee”) (not in its individual capacity, but solely as trustee of TIERS® Inflation-Linked Trust 2004-21) (the “Swap Replacement Agreement”). Each of the entities named above was a party to the Swap Replacement Agreement. In connection with the Swap Replacement Agreement, the Trustee (not in its individual capacity, but solely as trustee of TIERS® Inflation-Linked Trust 2004-21) entered into a swap guarantee agreement with Citigroup Inc. (the “New Swap Guarantee”). Citigroup Inc. is the direct parent of CGMHI, which in turn is the direct parent of CFPI. Copies of the Swap Replacement Agreement and New Swap Guarantee are attached as Exhibits 10.1 and 10.2, respectively, hereto.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the agreements referred to Item 1.01 above, the swap guarantee issued by Citigroup Global Markets Holdings, Inc. as guarantor on behalf of Citigroup Financial Products, Inc. (“CFPI”) in connection with the swap entered into between CFPI and U.S. Bank Trust National Association (not in its individual capacity, but solely as trustee of TIERS® Inflation-Linked Trust 2004-21), was extinguished on April 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STRUCTURED PRODUCTS CORP. (Registrant)
By:	/s/ John W. Dickey
Name:	John W. Dickey
Title:	Authorized Signatory

Date: April 11, 2007

EXHIBIT INDEX

Exhibit 10.1	Swap guarantee replacement agreement, dated April 11, 2007

Exhibit 10.2	Swap guarantee issued by Citigroup Inc. on behalf of Citigroup Financial Products Inc., dated April 11, 2007